Exhibit (d)(2)

                               BLACK DIAMOND FUNDS

                             AMENDMENT NO. 1 TO THE
                          INVESTMENT ADVISORY AGREEMENT

     AMENDMENT No. 1 to the Investment Advisory Agreement ("Amendment No. 1"), dated as of September 2, 2003, between Black Diamond Funds, a Delaware statutory trust (the "Trust"), and Black Diamond Asset Management LLC (the "Adviser"), a Delaware limited liability company.

     The Trust and the Adviser agree to modify and amend the Investment Advisory Agreement, dated as of February 13, 2003 ("Original Agreement"), as follows:

     1. NEW FUNDS. The Trust hereby appoints the Adviser as the investment adviser of the Black Diamond 500 Protected Growth Fund II, Black Diamond 100 Protected Growth Fund II, Black Diamond 400 Protected Growth Fund II, Black Diamond 2000 Protected Growth Fund II, Black Diamond Total Index Protected Growth Fund II and Black Diamond LS Protected Growth Fund II on the terms and conditions contained in the Original Agreement.

     2.   DURATION OF AGREEMENT.

          (a) With respect to each Series specified in Appendix A to the Original Agreement, the Agreement shall continue in effect for two years from the effective date of the original Agreement and may be continued thereafter pursuant to Section 6(b) of the Agreement.

          (b) With respect to each Series added to the Agreement by Amendment No. 1, the Agreement shall continue in effect for two years from the effective date of this Amendment No. 1 and may be continued thereafter pursuant to Section 6(b) of the Agreement.

     3. APPENDIX A. Appendix A to the Original Agreement, setting forth each Series of the Trust for which the Adviser is appointed as the investment adviser and setting forth the fees payable to the Adviser with respect to each Series is hereby replaced in its entirety by Appendix A attached hereto.

     4. RATIFICATION. Except as modified and amended hereby, the Original Agreement is hereby ratified and confirmed in full force and effect in accordance with its terms.

     IN WITNESS WHEREOF, the parties have executed and delivered this Amendment No. 1 as of the date first above set forth.


BLACK DIAMOND FUNDS                     BLACK DIAMOND ASSET MANAGEMENT LLC


By: /s/ Charles F. Fistel               By: /s/ Charles F. Fistel
   ------------------------------          ------------------------------
   Charles F. Fistel                       Charles F. Fistel
   Treasurer                               Managing Member

                                   APPENDIX A

                             AMENDMENT NO. 1 TO THE
                          INVESTMENT ADVISORY AGREEMENT


Series in Original Agreement:
----------------------------

Black Diamond Principal Protected 500 Series I
Black Diamond Principal Protected 100 Series I
Black Diamond Principal Protected 2000 Series I
Black Diamond Principal Protected 400 Series I
Black Diamond Principal Protected LS Series I


Series in Amendment No. 1 (Effective: September 2, 2003):
--------------------------------------------------------

Black Diamond 500 Protected Growth Fund II
Black Diamond 100 Protected Growth Fund II
Black Diamond 2000 Protected Growth Fund II
Black Diamond 400 Protected Growth Fund II
Black Diamond Total Index Protected Growth Fund II
Black Diamond LS Protected Growth Fund II

COMPENSATION
------------

--------------------------------------------------------------------------------
INDEX FUNDS                                          COMPENSATION (AS A
                                                     PERCENTAGE OF THE AGGREGATE
                                                     AVERAGE DAILY NET ASSETS OF
                                                     ALL THE INDEX FUNDS AT AN
                                                     ANNUALIZED RATE ACCORDING
                                                     TO THE FOLLOWING FEE
                                                     SCHEDULE)
--------------------------------------------------------------------------------
Black Diamond Principal Protected 500 Series I       0.50% of the first $2
Black Diamond Principal Protected 100 Series I       billion, 0.55% of the
Black Diamond Principal Protected 2000 Series I      excess over $2 billion up
Black Diamond Principal Protected 400 Series I       to $3 billion, 0.60% of the
                                                     excess over $3 billion up
Black Diamond 500 Protected Growth Fund II           to $4 billion and 0.65% of
Black Diamond 100 Protected Growth Fund II           the excess over $4 billion.
Black Diamond 2000 Protected Growth Fund II
Black Diamond 400 Protected Growth Fund II
Black Diamond Total Index Protected Growth Fund II
--------------------------------------------------------------------------------
LS FUNDS                                             COMPENSATION (AS A
                                                     PERCENTAGE OF THE AVERAGE
                                                     DAILY NET ASSETS OF EACH
                                                     LS FUND AT AN ANNUALIZED
                                                     RATE ACCORDING TO THE
                                                     FOLLOWING FEE SCHEDULE)
--------------------------------------------------------------------------------
Black Diamond Principal Protected LS Series I        0.25%, plus an amount equal
Black Diamond LS Protected Growth Fund II            to 25% of the amount by
                                                     which the return of the
                                                     Fund at each calendar
                                                     quarter-end exceeds the
                                                     highest previous calendar
                                                     quarter-end return of the
                                                     Fund.
--------------------------------------------------------------------------------

                                      A-2